EXHIBIT 11


                                     ABATIX ENVIRONMENTAL CORP. AND SUBSIDIARY

                                       Computation of Re Per Share Earnings
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                                                                            Three Months Ended               Nine Months Ended
                                                                               September30,                    September 30,
                                                                      ------------------------------  ------------------------------
                                                                          1996            1995            1996            1995
                                                                      --------------  --------------  --------------  --------------
Average shares outstanding:
   Primary:
     Common shares outstanding, beginning of period                       2,091,464       2,319,748       2,159,214       2,319,748
     Weighted average number of shares issued                                 1,806          21,566           9,991          17,147
     Weighted average number of shares acquired                             (25,382)       (173,389)        (74,367)       (148,741)
     Dilutive stock options and warrants, based on the treasury stock
       method using average market prices                                    29,726          40,515          41,210          27,922

                                                                      --------------  --------------  --------------  --------------
       Total                                                              2,097,614       2,208,440       2,136,048       2,216,076
                                                                      ==============  ==============  ==============  ==============

   Fully Diluted:
     Common shares outstanding, beginning of period                       2,091,464       2,319,748       2,159,214       2,319,748
     Weighted average number of shares issued                                 1,806          21,566           9,991          17,147
     Weighted average number of shares acquired                                   -        (173,389)        (74,367)       (148,741)
     Dilutive stock  options and  warrants,  based on the treasury stock method using the market price at the end of the period
      if higher than the average market price                                29,726          46,000          41,210          58,312
                                                                       -------------   -------------   -------------   -------------
       Total                                                              2,097,614       2,213,925       2,136,048       2,246,466
                                                                       =============   =============   =============   =============

Earnings:
   Earnings from continuing operations                                 $    224,375    $    190,222    $    703,624    $    666,584
   Earnings from discontinued operations                                          -               -          21,545               -
                                                                       -------------   --------------  -------------   -------------
     Net earnings                                                      $    224,375    $    190,222    $    725,169    $    666,584
                                                                       =============   ==============  ==============  =============

Primary earnings per common and common equivalent share:
   Earnings from continuing operations                                $         .11   $          .09   $        .33    $        .30
   Earnings from discontinued operations                                          -               -             .01               -
                                                                      --------------  --------------   -------------   -------------
     Net earnings                                                     $         .11   $          .09   $        .34    $        .30
                                                                      ==============  ==============   =============   =============

Fully diluted earnings per common and common equivalent share:
   Earnings from continuing operations                                $         .11   $          .09   $         .33   $        .30
   Earnings from discontinued operations                                          -                -             .01              -
                                                                      --------------  --------------   -------------   -------------
     Net earnings                                                     $         .11   $          .09   $         .34   $        .30
                                                                      ==============  ==============   =============   =============



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